Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IVT Software, Inc. on Form 10-Q for the period ending July 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Martin Schwartz Chairman and Principal Executive Officer, as of  the period ending July 31, 2010, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Martin Schwartz
(Principal Executive Officer) as of period ending July 31, 2010
(Principal Accounting Officer)

September 13, 2010